UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2016

WALKER INNOVATION INC.

(Exact name of registrant as specified in charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two High Ridge Park

Stamford, CT 06905

(Address Of Principal Executive Offices) (Zip Code)

(203) 461-7200

(Registrant’s Telephone Number, Including Area Code)

_____________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Walker Innovation Inc. (the “Company”) entered into a Securities Purchase Agreement dated as of November 21, 2016 (the “Purchase Agreement”) in connection with the sale of an aggregate of 2,500,000 Class A Common Shares (the “Shares”) of The Upside Commerce Group, LLC (f/k/a Flexible Travel Company, LLC) (“Upside”), a company affiliated with Walker Digital, LLC (“Walker Digital”) its controlling stockholder, at $2.00 per share to a group of accredited investors (the “Investors”) in private resales not requiring registration under the Securities Act of 1933, as amended. The Shares were issued upon exercise of a warrant to purchase Class A Common Shares at a price of $0.06 per share (the “Warrant”), granted to the Company by Jay S. Walker, the controlling stockholder of the Company, Walker Digital and Upside. The total Class A Common Shares that could be purchased pursuant to the exercise of the Warrant was originally 16,400,000 and, following the exercise in connection with the Purchase Agreement, is currently 13,900,000. The sale of the Shares to the Investors was consummated concurrently with entering into the Purchase Agreement.

As previously reported, the Company entered into a three year Revolving Note Agreement (the “Liquidity Facility”) with Walker Digital in July 2016 pursuant to which Walker Digital committed to provide debt financing of up to $200,000 per month to the Company at any time the Company has available cash of less then $2.0 million, subject to Walker Digital having such available working capital (which it has undertaken to maintain at not less than the lesser of $750,000 or the unborrowed amount of the Liquidity Facility during the term of the Liquidity Facility) and an aggregate limit of $1.5 million. The Company’s obligations under the Liquidity Facility are secured by a Pledge Agreement granting Walker Digital a security interest in 3,280,000 Class A Common Shares of Upside issuable under the Warrant.

On November 28, 2016, the Company entered into a Release and Settlement Agreement with Walker Digital (the “Settlement Agreement”) relating to rights to indemnification from Walker Digital as a consequence of the settlement with a third party arising from such third party’s claims against Walker Digital related to certain patent families the Company received by recorded assignment from Walker Digital at the time of its formation in 2013. The terms of the Settlement Agreement were approved by the Audit Committee of the Company at a meeting held on November 21, 2016. The Settlement Agreement requires Walker Digital to return to the Company shares of its common stock having a value of $125,000 within six months following the date of the Settlement Agreement and acknowledges the direct and indirect benefits received by the Company from Walker Digital in connection with the Purchase Agreement as part of the consideration received in connection with the release of the Company’s indemnification claims against Walker Digital.

The foregoing descriptions of the Purchase Agreement and the Release and Settlement Agreement are qualified in their entirety by the full text of such agreements, which are filed as Exhibits 10.1 and 10.2 hereto, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement between and among Walker Innovation Inc., Jay S. Walker and the investors named therein, dated as of November 21, 2016
10.2	Release and Settlement Agreement between and among Walker Innovation Inc., Inventor Holdings, LLC and Certified Measurement, LLC and Walker Digital, LLC and Jay S. Walker, dated as of November 28, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2016

WALKER INNOVATION INC.

By:	/s/ Jonathan Ellenthal
Name:	Jonathan Ellenthal
Title:	Vice Chairman and CEO

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